4,025,000
interCLICK, Inc.
Common Stock

PLACEMENT AGENT AGREEMENT

December 15, 2009

RBC CAPITAL MARKETS CORPORATION
MERRIMAN CURHAN FORD & CO.
c/o RBC Capital Markets Corporation
Three World Financial Center, 200 Vesey Street
New York, New York 10281

Ladies and Gentlemen:

1.           Introduction.  interCLICK, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company named on Schedule C hereto (the “Selling Shareholders”) confirm their respective agreements (i) for the Company to issue and sell to the investors, pursuant to the terms and conditions of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the investors identified therein (each a “Investor” and, collectively, the “Investors”), up to an aggregate of 2,875,000 shares of common stock, $0.001 par value per share (the “Common Stock”) of the Company (the “Company Stock”), and (ii) for the Selling Shareholders, severally and not jointly, to sell to the Investors pursuant to the terms and conditions of this Agreement and the Subscription Agreements entered into with the Investors up to an aggregate of 1,150,000 shares of Common Stock (the “Selling Shareholder Stock”, and together with the Company Stock, the “Stock”).  The number of shares of Selling Shareholder Stock to be sold by each Selling Shareholder is set forth opposite such Selling Shareholder’s name on Schedule C hereto.   The Company and the Selling Shareholders hereby confirm that RBC Capital Markets Corporation (“RBCCM”) and Merriman Curhan Ford & Co. (“MCFC”, and together with RBCCM, the “Placement Agents”) acted as Placement Agents in accordance with the terms and conditions hereof.  RBCCM is acting as the representative of the Placement Agents and in such capacity is hereinafter referred to as the “Representative.”

2.           Agreement to Act as Placement Agents; Placement of Securities.  On the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained, and subject to all the terms and conditions of this Agreement:

2.1           The Company and the Selling Shareholders have authorized and hereby acknowledge that the Placement Agents have acted as its exclusive agents to solicit offers for the purchase of all or part of the Stock from the Company and the Selling Shareholders in connection with the proposed offering of the Stock (the “Offering”).  Until the Closing Date (as defined in Section 4 hereof), the Company and the Selling Shareholders shall not, without the prior written consent of the Representative, solicit or accept offers to purchase Stock otherwise than through the Placement Agents.

2.2           The Company and the Selling Shareholders hereby acknowledge that the Placement Agents, as agents of the Company and the Selling Shareholders, used their commercially reasonable efforts to solicit offers to purchase the Stock from the Company and the Selling Shareholders on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agents shall use their commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Stock was solicited by the Placement Agents and accepted by the Company and the Selling Shareholders, but the Placement Agents shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential Investor or have any liability to the Company or any Selling Shareholder in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agents be obligated to underwrite or purchase any Stock for their own account and, in soliciting purchases of Stock, the Placement Agents acted solely as the Company’s and the Selling Shareholders’ agents and not as principals.  Notwithstanding the foregoing and except as otherwise provided in Section 2.3, it is understood and agreed that the Placement Agents (or their respective affiliates) may, solely at its discretion and without any obligation to do so, purchase Stock as principals, on the same terms, and subject to the same conditions, as set forth in the Prospectus.

2.3           Subject to the provisions of this Section 2, offers for the purchase of Stock were solicited by the Placement Agents as agents for the Company and the Selling Shareholders’ at such times and in such amounts as the Placement Agents deemed advisable.  The Representative communicated to the Company and the Selling Shareholders’, orally or in writing, each reasonable offer to purchase Stock received by the Placement Agents as agents of the Company and the Selling Shareholders. Each of the Company and the Selling Shareholders, individually, shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part. The Representative has the right, in its discretion reasonably exercised, without notice to the Company or to the Selling Shareholders, to reject any offer to purchase Stock received by the Placement Agents, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement; the determination and the identity of the offeree has been disclosed to the Company and the Selling Shareholders.

2.4           The Stock is being sold to the Investors at a price of $4.50 per share.  The purchases of the Stock by the Investors shall be evidenced by the execution of Subscription Agreements by each of the Investors and the Company and the Selling Shareholders.

2.5           As compensation for services rendered to the Company, on the Closing Date (as defined in Section 4 hereof), the Company shall pay to the Representative by wire transfer of immediately available funds to an account or accounts designated by the Representative, an amount (the “Placement Fee”) equal to seven (7.0%) percent of the gross proceeds received by the Company from the sale of the Stock on such Closing Date.  The Placement Fee shall also be paid for services rendered to the Selling Shareholders, for sales of the Stock to be sold by each such Selling Shareholder hereunder, which shall be deducted from the Selling Shareholders’ proceeds from the sale of such Stock and wired by the purchasers of such stock to an account or accounts designated by the Representative in immediately available funds.

2.6           No Stock which the Company and the Selling Shareholders have agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company and the Selling Shareholders, until such Stock shall have been delivered to the Investor thereof against payment by such Investor. If the Company or the Selling Shareholders shall default in its obligations to deliver Stock to a Investor whose offer it has accepted, the Company or the Selling Shareholders, as applicable, in each case severally, and not jointly, shall indemnify and hold the Placement Agents harmless against any loss, claim, obligation, contingency, damage, cost, liability or expense (including reasonable attorney’s fees and expenses), including all judgments, amounts paid in settlements, court costs and costs of preparation and investigation (“Losses”) arising from or as a result of such default by the Company or such Selling Shareholder in accordance with the procedures set forth in Section 8(c) herein.

3.           Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Placement Agents and the Investors that:

(a)           The Company has filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-163159), which became effective as of 9:30 a.m. Eastern Time on November 30, 2009 (the “Effective Date”), including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement on Form S-3 (including all exhibits thereto deemed to be a part of the Registration Statement pursuant to the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus (as defined below), with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Placement Agents by the Company for use in connection with the offering and sale of the Stock which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Placement Agents for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b)           As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Pricing Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package, in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information (as defined in Section 18).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 5:25 P.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c)           No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, is threatened, by the Commission, and each Preliminary Prospectus (if any), at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information.

(d)           At the time the Registration Statement became effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agents specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information.  At the time the Registration Statement was filed with and declared effective by the Commission, the Company was eligible to register the Stock issued in connection with the Offering contemplated by this Agreement on Form S-3 promulgated under the Securities Act, and as of the date hereof, remains eligible to use the Form S-3 Registration Statement.

(e)           Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representative as described in Section 5(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus, if any, or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agents specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information.

(f)           The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, if any, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 5(b) below.

(h)           The Company and each of its Subsidiaries (as defined in Section 16) have been duly organized and are validly existing as corporations in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its Subsidiaries are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(i)           The Company has the full right, power and authority to enter into this Agreement, each of the Subscription Agreements dated as of the date hereof by and among the Company and the Placement Agents and that certain Escrow Agreement (the “Escrow Agreement”) among the Company, the Selling Shareholders and the escrow agent named therein and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement, each of the Subscription Agreements and the Escrow Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(j)           The Stock to be issued and sold by the Company to the Investors hereunder and under the Subscription Agreements has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and the Subscription Agreements, will be duly and validly issued, fully paid and nonassessable free and clear of all lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind, other than restrictions on transfer of securities arising under federal or state securities laws and regulations (collectively, “Liens”) and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(k)           The Company has an authorized capitalization as set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus.  As of December 15, 2009, there were 20,720,207 shares of Common Stock issued and outstanding and zero shares of Preferred Stock, par value $0.001 of the Company issued and outstanding and 6,453,476 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of restricted Common Stock pursuant to employee stock purchase plans.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with U.S. federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.  The issue and sale of the Stock will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(l)           All the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package or the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any Lien.

(m)           The execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the issue and sale of the Stock by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time, would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(n)           Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws, the Financial Industry Regulatory Authority (“FINRA”) and The Nasdaq Capital Market (“NCM”) in connection with the offering and sale of the Stock by the Company, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement, the Subscription Agreements and the Escrow Agreement by the Company, the offer or sale of the Stock or the consummation of the transactions contemplated hereby or thereby.

(o)           Salberg & Company, P.A., who have certified certain consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Salberg & Company, P.A. has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).  Effective October 5, 2009, the Company changed auditors from Salberg & Company, P.A. to J.H. Cohn LLP.  During the period from the date of original engagement by the Company through the date of their dismissal, the Company had no disagreements with Salberg & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the former auditors’ satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s consolidated financial statements.

(p)           The Company has filed all SEC Reports (as defined below) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of Securities Act and the rules and regulations of the Commission promulgated thereunder and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or and the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.  The pro forma and pro forma as adjusted financial information and the related notes included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(q)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, (i) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business and required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made by the Company with the Commission, (ii) other than a reverse stock split in which each two shares of capital stock issued and outstanding prior to effectiveness of such split was reduced to one share of capital stock, effective October 27, 2009, the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (iii) there has not been any change in the capital stock of the Company or any of its Subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business, and issuances in exchange for extensions of indebtedness and interest thereon and waivers thereto and which have been publicly disclosed in the Company’s SEC Reports), (iv) there has not been any material change in the Company’s long-term or short-term debt required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made by the Company with the Commission, and (v) there has not been an occurrence that has had or could, individually or in the aggregate, have a Material Adverse Effect.

(r)           Except as set forth in the General Disclosure Package, there is no Action (as defined below) pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the best of the Company’s knowledge, no such Action is threatened or contemplated by governmental authorities or threatened by others.  “Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

(s)           Neither the Company nor any of its Subsidiaries is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (s), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(t)           The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect.  The Company and its Subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. Neither the Company nor any of its Subsidiaries has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(u)           Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)           Neither the Company, its Subsidiaries nor, to the Company’s knowledge, any of the Company’s or its subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(w)           The Company and its Subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the  Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its Subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect.  The Intellectual Property licenses described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms.  The Company and each of its Subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  The Company’s and each of its Subsidiaries’ businesses as now conducted and as proposed to be conducted do not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person.  No claim has been made against the Company or any of its Subsidiaries alleging the infringement by the Company or any of its Subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company and each of its Subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its Subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted.  With respect to the use of the software in the Company’s or any of its Subsidiaries’ businesses as they are currently conducted, the Company nor any of its Subsidiaries has experienced any material defects in such software including any material error or omission in the processing of any transactions other than defects which have been corrected, and to the knowledge of the Company, no such software contains any device or feature designed to disrupt, disable, or otherwise impair the functioning of any software or is subject to the terms of any “open source” or other similar license that provides for the source code of the software to be publicly distributed or dedicated to the public.  The Company and each of its Subsidiaries has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and any of its Subsidiaries in the conduct of the Company’s and its Subsidiaries businesses.  No claims have been asserted or threatened against the Company or any of its Subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its Subsidiaries in the conduct of the Company’s or any of its Subsidiaries’ businesses.  The Company and each of its Subsidiaries takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(x)           The Company and each of its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all Liens that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of The Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(y)           No labor disturbance by the employees of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or any such Subsidiary.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance has not had and could not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(z)           No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its Subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its Subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its Subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(aa)           The Company and its Subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.  In the ordinary course of business, the Company and its Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such reviews, the Company and its Subsidiaries have reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

(bb)           The Company and its Subsidiaries, each (i) has timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) has paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this paragraph (bb), that would not, singularly or in the aggregate, have a Material Adverse Effect or are in good faith disputed with such taxing authority and for which adequate reserves have been established in accordance with GAAP.  The Company and its Subsidiaries each has not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2008, the Company and its Subsidiaries each has not incurred any liability for taxes other than in the ordinary course.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(cc)           The Company and each of its Subsidiaries carries, or is covered by, insurance provided by recognized, financially sound and reputable institutions with policies in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries have been denied any insurance coverage that they have sought or for which they have applied.

(dd)        The Company and its Subsidiaries each maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

(ee)         The minute books of the Company and each of its Subsidiaries have been made available to the Placement Agents and counsel for the Placement Agents, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ff)          All agreements and other documents that were required to be filed as exhibits to all reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2006 (collectively, the “SEC Reports”) under Item 601 of Regulation S-K to which the Company or any Subsidiary is a party, have been filed by the Company as exhibits to the SEC Reports (“Material Agreements”).  All Material Agreements are valid and enforceable against the Company, and to the Company’s Knowledge, against the other parties thereto, in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.  The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement.  The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.  Neither the Company, its Subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Material Agreement that is reasonably likely to result in a Material Adverse Effect.

(gg)        No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(hh)        Except for any obligation described in the General Disclosure Package, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its Subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its Subsidiaries under the Securities Act.

(ii)           Neither the Company nor any of its Subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(jj)           Other than payment to MDB Capital Group pursuant to a written agreement the terms of which have been disclosed to the Placement Agents, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(kk)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)           Omitted.

(mm)       The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NCM, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NCM, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.  No consent, approval, authorization or order of, or filing, notification or registration with, the NCM is required for the listing and trading of the Stock on the NCM.

(nn)        The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon and at all times after the effectiveness of such provisions.

(oo)        The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

(pp)        Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein.

(qq)        There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its Subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(rr)          There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its Subsidiaries or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(ss)         The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(tt)          The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(uu)        Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)        Neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA’s NASD Conduct Rule 2720(f)(1)) directly or indirectly controls, are controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.  To the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company or its Subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the filing date of the Registration Statement with the Commission, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representative and its counsel if it becomes aware that any officer, director or stockholder of the Company or its Subsidiaries is or becomes an affiliate or associated Person of a FINRA member participating in the Offering.

(ww)       No approval of the stockholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Marketplace Rules) is required for the Company to issue and deliver to the Investors the Stock.  Any certificate signed by or on behalf of the Company and delivered to the Placement Agents or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agents and the Investors as to the matters covered thereby.

(xx)          The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of the State of Delaware that is or could become applicable to any of the Investors as of result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation, as a result of the Company’s issuance of the Stock and the Investors’ ownership of the Stock.

(yy)        Based on the financial condition of the Company as of the Closing Date (and assuming the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive at the Closing, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

3A.         Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the Placement Agents and the Investors that:

(a)           Such Selling Shareholder has, and immediately prior to the Closing Date the Selling Shareholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the shares of Stock to be sold by the Selling Shareholders hereunder on such date, free and clear of all Liens delivery of the Shares to be sold by such Selling Shareholder and payment therefor pursuant to the Subscription Agreements will pass valid title to such shares of Stock, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Purchaser who has purchased such Stock without notice of an adverse claim

(b)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c)           Such Selling Shareholder has full right, power and authority to enter into this Agreement and the Subscription Agreements and the Escrow Agreement; the execution, delivery and performance of this Agreement and the Subscription Agreements and the Escrow Agreement by such Selling Shareholder, the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby and the compliance by such Selling Shareholder with its obligations hereunder and thereunder have been duly authorized and do not and will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or give rise to the creation or imposition of any Lien upon the Stock to be sold by such Selling Shareholder hereunder or any other property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such actions result in any violation of the provisions of any charter or by-laws (or analogous governing instruments, as applicable) or the articles of partnership or the deed of trust, as applicable, of the Selling Shareholder or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Selling Shareholder or any property or assets of the Selling Shareholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase of the Stock by the Purchasers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental or non-governmental agency or body is required for the execution, delivery and performance of this Agreement or the Subscription Agreements or the Escrow Agreement, and the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby.

(d)          Such Selling Shareholder has duly and irrevocably authorized, executed and delivered the Escrow Agreement, pursuant to which such Selling Shareholder has placed in escrow with the escrow agent named therein for delivery under the Subscription Agreements certificates for all of the shares of Stock to be sold by such Selling Shareholder hereunder, in negotiable and suitable form for transfer or delivery or accompanied by duly executed instruments of transfer or assignment in blank; and the Escrow Agreement is a valid and binding agreement of such Selling Shareholder, enforceable against such Selling Shareholder in accordance with its terms.  The escrow agent named in the escrow agreement is authorized to deliver the Stock to be sold by such Selling Shareholder hereunder and to accept payment therefor.

(e)           The shares of Stock represented by the certificates held in escrow under the Escrow Agreement for such Selling Shareholder are subject to the interests of the Investors; the arrangements made by such Selling Shareholder for such escrow and the escrow agent are irrevocable; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law (whether by death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust Selling Shareholder, by the death or incapacity of any executor or trustee thereof or the termination of such trust or estate, or in the case of a partnership or corporation Selling Shareholder, by the dissolution or liquidation of such partnership or corporation, or by the occurrence of any other event); and if any individual Selling Shareholder or trustee or executor of any estate or trust Selling Shareholder should die or become incapacitated, if any estate or trust Selling Shareholder should be terminated, if any partnership or corporation Selling Shareholder should be dissolved or liquidated or if any other event should occur before the delivery of the Stock to the Investors, certificates for the Stock to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Subscription Agreement and all action taken by the Selling Shareholder or by the escrow agent under the Escrow Agreement shall be as valid, in each such case as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, whether or not the escrow agent under the Escrow Agreement shall have notice of such death, incapacity, termination, dissolution, liquidation or other event.

(f)           At the respective times the Registration Statement became or become effective, at the date of this Agreement and at the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the General Disclosure Package, the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Applicable Time and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) apply only to the extent that any information contained in or omitted from the Registration Statement or Prospectus was made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Shareholder.

(g)           Such Selling Shareholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company.

(h)           Neither the Selling Shareholder nor any of its affiliates (within the meaning of FINRA Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of the FINRA) of, any member firm of the FINRA, other than as described on the FINRA Questionnaire previously completed and executed by such Selling Shareholder, a copy of which has been provided to the Placement Agents.

(i)            Any certificate signed by or on behalf of a Selling Shareholder and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed to be a representation and warranty by such Selling Shareholder to the Placement Agents and the Purchasers from such Selling Shareholders, individually, severally and not jointly, as to the matters covered thereby, including this Agreement.

4.            The Closing.  The time and date of closing and delivery of the documents required to be delivered to the Placement Agents pursuant to Sections 5 and 7 hereof shall be at 10:00 A.M., New York time, on December 21, 2009 (the “Closing Date”) at the office of DLA Piper LLP (US), 6225 Smith Avenue, Baltimore, Maryland 21209.

5.            Further Agreements of the Company.  The Company agrees with the Placement Agent and the Investors:

(a)           To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Placement Agent and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Placement Agent containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second  (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Placement Agents copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)           The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Placement Agent represents and agrees that, unless it obtains the prior consent of the Representative and the Company, it has not made and will not, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule A hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Placement Agents or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Placement Agents that such Placement Agents otherwise would not have been required to file thereunder.

(c)           If at any time when a Prospectus relating to the Stock is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agents.

(d)           If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective Investors and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Placement Agents and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)           If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus, if any, or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agents specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agents’ Information.

(f)            To furnish promptly to the Placement Agents and to counsel for the Placement Agents a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)           To deliver promptly to the Placement Agents in New York City such number of the following documents as the Placement Agents shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, if any, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h)           To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and as soon as possible after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail.

(i)            To take promptly from time to time such actions as the Representative may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Stock in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)            Upon request, during the period of one (1) year from the date hereof, to the extent not available on the Commission’s EDGAR system, to deliver to the Placement Agents, (i) as soon as they are available, copies of all reports or other communications furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(k)           That the Company will not, for a period of ninety (90) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Company’s sale of the Stock hereunder and the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof.  The Company will cause each executive officer, director, stockholder, optionholder and warrantholder listed in Schedule B to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of the Representative.  The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.  The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)            To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)          Prior to the Closing Date, to furnish to the Placement Agents, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(n)           Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o)           Until the Representative shall have notified the Company of the completion of the offering of the Stock, that the Company will not, and will cause its affiliated Investors (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated Investors has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated Investors not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(p)          Not to take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 5.

(q)          To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r)           To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(s)           To use its best efforts to list, subject to notice of issuance, the Stock on the effect and maintain the quotation of the Stock on the NCM.

(t)           To use its best efforts to assist the Representative with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent.

(u)          To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Stock.

5A.         Further Agreements of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, agrees with the Placement Agent and the Investors:

(a)           Such Selling Shareholder will not, during the Lock-Up Period without the prior written consent of the Representative, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Company’s sale of the Stock hereunder and the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof.  Each Selling Stockholder shall furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of the Representative.  Each Selling Stockholder hereby agrees that (i) if the Company issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b)           Such Selling Shareholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company.

(c)           Such Selling Shareholder will deliver to the Representative on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

(d)          Such Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to any free writing prospectus and agrees that it will not distribute any written materials in connection with the offer or sale of the Stock.

(e)          During the period when delivery of a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) of the Rules and Regulations) is required under the Securities Act, such Selling Shareholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the information relating to such Selling Shareholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

(f)           Such Selling Shareholder will use his, her or its best efforts to do and perform all things required to be done or performed under this Agreement by such Selling Shareholder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Stock.

6.            Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Placement Agents, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock to the Investors and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail, telex or other means of communications; (d) the fees and expenses (including reasonable fees and expenses of counsel for the Placement Agents) incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including reasonable fees and expenses of counsel to the Placement Agents) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(i) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the reasonable fees, disbursements and expenses of counsel to the Placement Agents and (j) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company and the Selling Shareholders under this Agreement, the Subscription Agreements and the Escrow Agreement (including, without limitation, the fees and expenses of the Company’s and the Selling Shareholders’ counsel and the Company’s independent accountants and the travel and other expenses incurred by Company personnel in connection with any “road show” including, without limitation, any expenses advanced by the Placement Agent on the Company’s behalf (which will be promptly reimbursed)).

Each Selling Shareholder will pay all fees and expenses incident to the performance of such Selling Shareholder’s obligations under this Agreement and the Subscription Agreements which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Shareholder and all expenses and taxes incident to the sale and delivery of the Stock to be sold by such Selling Shareholder to the Investors.

7.            Conditions to the Obligations of the Placement Agents and the Investors, and the Sale of the Stock.  The respective obligations of the Placement Agents hereunder and the Investors under the Subscription Agreements, and the Closing of the sale of the Stock, are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with 5(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)           The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Subscription Agreements, the Escrow Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Harris Cramer LLP shall have furnished to the Placement Agents such counsel’s written opinion, as counsel to the Company, addressed to the Placement Agents and the Investors and dated the Closing Date, in form of Exhibit C attached hereto.

Such counsel shall also have furnished to the Placement Agents a written statement, addressed to the Placement Agents and dated the Closing Date, in form and substance satisfactory to the Placement Agents, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, (y) based on such counsel’s examination of the Registration Statement, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date and the documents incorporated by reference in the General Disclosure Package or the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date, and such counsel’s investigations made in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, and each amendment or supplement thereto made by the Company prior to the Closing Date, and “conferences with certain officers and employees of and with auditors for and counsel to the Company,” such counsel has no reason to believe that (I) the Registration Statement or any amendment thereto, at the Applicable Time as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the respective date thereof or at the Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the documents included in the General Disclosure Package, all considered together, as of the Applicable Time, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the General Disclosure Package, or the Prospectus, or an incorporated document.  The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described above.

(e)           The Placement Agents shall have received from DLA Piper LLP (US), counsel for the Placement Agents, such opinion or opinions, dated the Closing Date, with respect to such matters as the Placement Agents may reasonably require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f)           At the time of the execution of this Agreement, the Placement Agents shall have received from each of Salberg & Company, P.A. and J.H. Cohn LLP a letter, addressed to the Placement Agents and the Board of Directors of the Company, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the consolidated financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)           On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date, the Placement Agents shall have received a letter (the “Bring-Down Letter”) from each of Salberg & Company, P.A. and J.H. Cohn LLP addressed to the Placement Agents and the Board of Directors of the Company and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Placement Agents and the Board of Directors of the Company concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 7.

(h)           The Company shall have furnished to the Placement Agents and the Investors a certificate, dated the Closing Date, of its President stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of  the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus and (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(i)           Each Selling Shareholder shall have furnished to the Placement Agents on the Closing Date a certificate, dated the such date, signed by, or on behalf of, such Selling Shareholder stating that the representations, warranties and agreements of such Selling Shareholder contained herein are true and correct as of the Closing Date and that such Selling Shareholder has complied with all agreements contained herein to be performed by such Selling Shareholder at or prior to the Closing Date.

(j)           There has been no event or occurrence which, in the Representative’s determination, has had, or could reasonably be expected to have, Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

(k)           Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its Subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(l)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its Subsidiaries; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its Subsidiaries.

(m)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market, Nasdaq Capital Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n)           The NCM shall have approved the Stock for listing thereon, subject only to official notice of issuance.

(o)           The Representative shall have received the written agreements, substantially in the form of Exhibit B hereto, of the executive officers, directors, stockholders, optionholders and warrantholders of the Company listed in Schedule B to this Agreement.

(p)           The Company and the Selling Shareholders shall have entered into Subscription Agreements with each of the Investors and such agreements shall be in full force and effect.

(q)           The Shareholders shall have entered into the Escrow Agreement and such agreement shall be in full force and effect.

(r)           Omitted.

(s)           The Placement Agents shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agents as described in the Prospectus or such pre-clearance shall not be required in the judgment of the Placement Agents.

(t)           Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further information, opinions, certificates, letters or documents as the Placement Agent shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

8.           Indemnification and Contribution.

(a)           The Company and the Selling Shareholders.

(i)           The Company shall indemnify and hold harmless the Placement Agents, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents of the Placement Agents and their respective affiliates, and each of their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls the Placement Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively, the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any Loss, joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such Loss arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B)  the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (C) any breach of the representations and warranties of the Company contained herein, failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Placement Agent in connection with, or relating in any manner to, the Stock, or the Offering, and which is included as part of or referred to in any Loss arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 8(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such Loss resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct), and shall reimburse the Placement Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such Loss, as such Loss is incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(ii)           The Selling Shareholders, severally and not jointly, shall indemnify and hold harmless each Placement Agent Indemnified Party, against any Loss (or any action, investigation or proceeding in respect thereof), joint or several, to which that Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information provided to the Company by or on behalf of a Selling Shareholders, and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such Loss, as such Loss is incurred; provided, however, that the Selling Shareholders shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein or the Company specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information.  This indemnity agreement is not exclusive and will be in addition to any liability which the Selling Shareholders might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to each Placement Agent Indemnified Party.

(b)           The Placement Agents shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Shareholders (collectively, the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any Loss whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agents’ Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such Loss, as such Loss is incurred.  Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Placement Agents under this Section 8(b) exceed the total compensation received by such Placement Agents in accordance with Section 2.5.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a)(i), the Selling Shareholders in the case of a claim for indemnification under Section 8(a)(ii) or Section 2.6 or the Placement Agents in the case of a claim for indemnification under Section 8(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 8 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties.  Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any Loss by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)        If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such Loss, as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Placement Agents on the other hand from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such Loss as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total Placement Fee received by the Placement Agents in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company and the Selling Shareholders on the one hand and the Placement Agents on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agents for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agents’ Information.  The Company and the Selling Shareholders and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the Loss referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such Loss.  Notwithstanding the provisions of this Section 8(d), the Placement Agents shall not be required to contribute any amount in excess of the total compensation received by the Placement Agents in accordance with Section 2.5 less the amount of any damages which the Placement Agents have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Placement Agents’ obligations to contribute as provided in this Section 8(d) are several in proportion to the amount of the Placement Fee received by each of them and not joint.

9.           Termination.  The obligations of the Placement Agents and the Investors hereunder and under the Subscription Agreements may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(k) or 7(m) have occurred or if the Investors shall decline to purchase the Stock for any reason permitted under this Agreement or the Subscription Agreements.

10.           Reimbursement of Placement Agents’ Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company and the Selling Shareholders shall fail to tender the Stock for delivery to the Investors for any reason not permitted under this Agreement (provided a reasonable cure period of no more than two Business Days is permitted during which transfer agent or transmittal delays with respect to the Selling Shareholder Stock shall be permitted if outside the reasonable control of the Company or the Selling Shareholders), (c) the Investors shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Investors or the Placement Agents set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company or any Selling Shareholder to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of any amounts in accordance with Section 6, the Company and each Selling Shareholder shall reimburse the Placement Agents for the reasonable fees and expenses of the Placement Agents’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Shareholders shall pay the full amount thereof to the Placement Agents.

11.           Authority of the Representative.  MCF consents and agrees that RBCCM will act as Representative of the Placement Agents under this Agreement and with respect to the sale of the Stock.  Accordingly, MCF authorizes RBCCM to manage the Offering and the sale of the Stock and to take such action in connection therewith as RBCCM in its sole discretion deems appropriate or desirable, consistent with the provisions of each Agreement Among Underwriters previously entered into between RBCCM and MCF, taking into account that the Offering of the Stock will be in the form of a best efforts placement and not a firm commitment underwriting.  MCF agrees to comply with such Agreement Among Underwriters and that any action taken under this Agreement by the Representative shall be binding upon all of the Placement Agents.

12.           Absence of Fiduciary Relationship.  The Company and the Selling Shareholders acknowledge and agree that:

(a)           the Placement Agents’ responsibility to the Company and the Selling Shareholders is solely contractual in nature, the Placement Agents have been retained solely to act as Placement Agents in connection with the Offering and no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agents have advised or are advising the Company or the Selling Shareholders on other matters;

(b)           the price of the Stock set forth in this Agreement was established by the Company and the Selling Shareholders, respectively and in the case of the Selling Shareholders, individually, following discussions and arms-length negotiations with the Placement Agents, and the Company and the Selling Shareholders are capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           they have been advised that the Placement Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that the Placement Agents have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)           they waive, to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Selling Shareholders, including stockholders, employees or creditors of the Company or the Selling Shareholders.

13.           Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Company, the Selling Shareholders and their respective successors and assigns.  This Agreement shall also inure to the benefit of the Representative, the Investors, and each of their respective successors and assigns, which shall be third party beneficiaries hereof.  Notwithstanding the foregoing, as provided in the Subscription Agreements, the determination as to whether any condition in Section 7 hereof shall have been satisfied, and the waiver of any condition in Section 7 hereof, may be made by the Representative in its sole discretion, and any such determination or waiver shall be binding on each of the Investors and shall not require the consent of any Investor.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Shareholders contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties and the indemnities of the Placement Agents shall be for the benefit of the Company Indemnified Parties.  It is understood that the Placement Agents’ responsibility to the Company and the Selling Shareholders is solely contractual in nature and the Placement Agents do not owe the Company or the Selling Shareholders, or any other party, any fiduciary duty as a result of this Agreement.

14.           Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the Placement Agents, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Selling Shareholders, the Investors or any person controlling any of them and shall survive delivery of and payment for the Stock.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Sections 9 or 10, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

15.           Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Placement Agents, shall be delivered or sent by mail, telex, facsimile transmission or email to the Representative, Three World Financial Center, 200 Vesey Street, 9th Floor, New York, New York 10291, Attention: Eric J. Hansen, (212) 858-7479 (facsimile); and

(b)           if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to interClick, Inc., 257 Park Avenue South, Suite 602, New York, New York 10010 Attention: Michael Mathews, (646) 558-1225 (facsimile), with a copy to Sichenzia Ross Friedman Ference, LLP, 61 Broadway, NY, NY 10004, Attention: Harvey Kesner, Esq. (212) 930-9725 (facsimile); and

(c)           if to any Selling Shareholders, shall be delivered or sent by mail, telex, facsimile transmission or email to such Selling Shareholder at the address set forth on Schedule C hereto;

provided, however, that any notice to the Representative pursuant to Section 8 shall be delivered or sent by mail, telex or facsimile transmission to the Representative at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

16.           Definition of Certain Terms.  For purposes of this Agreement, (a) “business day” means any day on which the NCM is open for trading and (b) “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

17.           Governing Law, Agent for Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Selling Stockholders and the Placement Agents each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company, the Selling Stockholders and the Placement Agents each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agents.  The Company, the Selling Stockholders and the Placement Agents each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Selling Stockholders agree that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company, the Selling Stockholders and the Placement Agents and may be enforced in any other courts in the jurisdiction of which the Company and the Selling Stockholders is or may be subject, by suit upon such judgment.

18.           Placement Agents’ Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agent’s Information consists solely of the following information in the Prospectus: (i) the first paragraph on the front cover page concerning the terms of the offering; and (ii) the statements concerning the Placement Agents contained in the first paragraph under the heading “Plan of Distribution.”

19.           Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.           General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representative.

21.           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

(Remainder of this page intentionally left blank; signatures begin on the next page.)

If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Shareholders and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

interCLICK, Inc.

By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

/s/ Michael Mathews
Michael Mathews

/s/ Barry Honig
Barry Honig

BMB HOLDINGS LLLP

By: BMB Holdings, LLC, its General Partner

By:	/s/ Michael Brauser
Name: Michael Brauser
Title: Managing Partner

Accepted as of the date
first above written:

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Eric J. Hansen
Name: Eric J. Hansen
Title: Managing Director

MERRIMAN CURHAN FORD & CO.

By:	/s/ Andy Arno
Name: Andy Arno
Title: Vice Chairman

SCHEDULE A

General Use Free Writing Prospectuses

None.

SCHEDULE B

List of officers, directors, stockholders, optionholders and warrantholders subject to Section 5

Michael Brauser
BMB Holdings LLLP
Barry Honig
Michael Mathews
Roger Clark
Michael Katz
Andrew Katz
Brett Cravatt
Jason Lynn

SCHEDULE C

SELLING SHAREHOLDERS	NUMBER OF SHARES OF STOCK OF STOCK TO BE SOLD	PURCHASE PRICE

BMB HOLDINGS LLLP 595 S. Federal Highway Suite 600 Boca Raton, FL 33432 Facsimile: ___________	517,500	$

Michael Mathews c/o interClick, Inc. 257 Park Avenue South, Suite 602 New York, NY 10010 Facsimile: (646) 558-1225	115,000	$

Barry Honig 595 S. Federal Highway Suite 600 Boca Raton, FL 33432 Facsimile: ___________	517,500	$

TOTAL	1,150,000

EXHIBIT A

[Form of Subscription Agreement]

EXHIBIT B

[Form of Lock Up Agreement]

December __, 2009

RBC CAPITAL MARKETS CORPORATION
MERRIMAN CURHAN FORD & CO.
c/o RBC Capital Markets Corporation
Three World Financial Center, 200 Vesey Street
New York, New York 10281

Re:           interCLICK, Inc. ____ Shares of Common Stock

Ladies and Gentlemen:

In order to induce each of RBC Capital Markets Corporation (“RBCCM”) and Merriman Curhan Ford & Co. (“MCF”, and together with RBCCM, the “Placement Agents”), to enter in to a certain placement agent agreement with interCLICK, Inc., a Delaware corporation (the “Company”), with respect to the public offering of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of ninety (90) days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of RBCCM, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the ninety (90) day period following the date of the Company’s final prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

[Signatory]

By:
Name:
Title:

EXHIBIT C

Form of Opinion